UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

ASB BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

North Carolina (State or other jurisdiction of incorporation or organization)	001-35279 (Commission File Number)	45-2463413 (IRS Employer Identification No.)

11 Church Street, Asheville, North Carolina 28801

(Address of principal executive offices) (Zip Code)

(828) 254-7411

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of shareholders of ASB Bancorp, Inc. (the “Company”) was held on May 21, 2015. As of the April 2, 2015 record date, there were 4,378,411 shares of common stock outstanding, all of which were entitled to vote. There were 4,198,589 shares present in person or by proxy.

(b) The final vote results for each of the matters submitted to a vote of shareholders at the annual meeting were as follows:

1.	The shareholders elected the following individuals as directors of the Company, each to serve for a three-year term or until their respective successors have been elected and qualified, by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
John B. Dickson	2,465,928	930,740	801,921
John B. Gould	2,832,757	563,911	801,921
Dr. Kenneth E. Hornowski	2,831,807	564,861	801,921

The shareholders elected the following individual as director of the Company, to serve for a two-year term or until her respective successor has been elected and qualified, by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
Alison J. Smith	2,832,907	563,761	801,921

2.	The shareholders ratified the selection of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,071,165	50,810	76,614	Not applicable

3.	The shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
2,460,951	459,151	476,566	801,921

(c) Not applicable.

(d) Not applicable.

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Item 8.01	Other Events.

Beginning May 22, 2015, the Company will make available and distribute to analysts and prospective investors the slide presentation made at the Company’s annual meeting on May 21, 2015. The presentation materials include information regarding the Company’s operating and growth strategies and financial performance. The presentation materials will also be posted to the Company’s website on May 22, 2015. The presentation materials are attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

99.1	Presentation Materials

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ASB BANCORP, INC.

Date: May 22, 2015	By:	/s/ Suzanne S. DeFerie
Suzanne S. DeFerie
President and Chief Executive Officer

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